 Exhibit 99

Z Trim Holdings Announces Results of Internal Investigation and Status with Respect to Amex Listing Requirements
Friday November 16, 2007

MUNDELEIN, Ill., November 16, 2007 / PRNewswire/ -- Z Trim Holdings, Inc. (Amex: ZTM), announced today that it has completed its internal investigation, and assessment thereof, undertaken in connection with Amex’s August 17, 2007 Notice of Listing Deficiencies.

Background.

On August 17, 2007, we received a deficiency letter from the American Stock Exchange (“Amex”) notifying us that the staff of the Amex had determined we were not in compliance with certain of Amex’ continued listing standards.  The deficiencies (which are described in our Current Report on Form 8-K filed August 23, 2007) included failure to report Section 16(a) filing delinquencies, failure of the board to subject a related party transaction to review by the Audit Committee, granting stock options in a manner contrary to our stock option plans, failure to properly account for stock option grants with exercise prices below fair market value on the date of grant, failure to provide certain information to Amex, and allowing internal control weaknesses to exist.

In response to the deficiency letter, we prepared and submitted to Amex a compliance plan outlining our proposal for regaining compliance with Amex’ continued listing standards and addressing the matters contained in the deficiency letter.  The compliance plan was accepted by Amex on November 2, 2007 (as reported in our Current Report on Form 8-K filed November 5, 2007).

Internal Investigation.

Pursuant to the compliance plan, we conducted an internal investigation relating to the primary issues of concern identified by Amex, principally including equity accounting and the related control environment.  We engaged the independent accounting firm of Blackman Kallick Bartelstein LLP (“Blackman”) to perform certain procedures to assist us with our internal investigation.  The objective of Blackman’s engagement was to help us assess the financial reporting figures, processes, and internal controls related to our equity transactions for the period January 1, 2002 through June 30, 2007, and to make specific recommendations to strengthen the reporting and control environment.  Their procedures consisted principally of obtaining an understanding of the equity process at Z Trim, by inquiry, observation, testing, and reperformance, in an effort to assist us with our:

▪	review and reconciliation of our corporate records, minutes, transfer agent records, public disclosures, and accounting related to stock options, warrants, and common stock;
▪	analysis of significant accounting policies and procedures surrounding equity transactions;
▪	determination of whether any stock options have not been issued in accordance with our stock option plans;
▪	review of option pricing methodology;
▪	review of all minutes illustrating shareholder approval of equity issuances;
▪	review of stock option certificates issued to individuals;
▪	determination of our adherence to filing requirements related to equity transactions;
▪
consideration of our quantitative and qualitative analysis of the findings outlined below and of our historical financial statements to make determinations as to whether equity transactions were presented in accordance with accounting principles generally accepted in the United States of America (USGAAP) and whether any of our Securities and Exchange Commission filings or financial statements should be amended or restated;

▪	consideration of best practices for us with respect to equity transactions and related financial reporting; and
▪	review of our internal controls surrounding equity transactions and the related financial reporting process.

Issues and Findings.

Blackman has completed its engagement and has identified the following significant issues:

▪	During the 5-1/2 year review period, we made a total of 191 stock option grants covering an aggregate of 15,179,087 shares without documentation of approval of those grants in the Board minutes.

▪	During the 5-1/2 year review period, our Board minutes reflect approval, but after the date of grant, of 70 stock option grants covering an aggregate of 12,980,000 shares.

▪
During the period 2004 through 2007, we issued a total of 7 stock option grants covering 736,337 shares where the exercise price was below the fair market value of our common stock on the date of grant.   As a result, none of those grants are eligible for tax treatment as incentive stock options.

▪
During the period 2002 through 2007, we issued a total of 21 stock option grants covering 3,684,000 shares where the exercise price was below 110% of the fair market value of our common stock on the date of grant and the recipient was the beneficial owner of 10% or more of our outstanding equity.   As a result, none of those grants are eligible for tax treatment as incentive stock options.

▪
In each of 2002 and 2004 our option grants to a single recipient in a calendar year exceeded 1 million shares by an aggregate of 910,000 shares over both years.  As a result, the grants that exceed the 1 million-share threshold are not eligible for tax treatment as incentive stock options.  In addition, the grants that exceed the 1 million-share threshold are not allowed under our stock incentive plan.

▪
Our officers, directors and 10% shareholders failed to file (or filed late) certain Section 16(a) reports (Forms 3, 4 and 5).  With respect to current officers and directors, a total of 24 such delinquent filings occurred with respect to a total of 34 transactions during the January 1, 2002 through June 30, 2007 review period.

▪
Between March 2004 and June 2007 we issued 5,642,435 shares of common stock and warrants covering 1,939,507 shares of common stock without the common stock (or the shares underlying the warrants) being listed with Amex.  Of those shares, we applied for listing, but were denied, with respect to 4,000,000 shares, we exceeded our approval with respect to an equity raise by 180,852 shares and warrants to purchase an additional 824,507 shares, and we never applied for listing with respect to the balance of 1,461,583 shares and warrants for an additional 1,115,000 shares.

▪	Until April of 2007 we had no formal equity policies and procedures, including with respect to options and warrants.

▪	There is no formal management review and approval of quarterly reconciliations, related equity journal entries, or Black-Scholes-Merton assumptions and calculations.

▪	Access to key spreadsheets is not controlled.

Blackman also made the following findings:

▪
Our overall accounting for stock options generally has been appropriate since January 1, 2002.  Blackman did note the following variances, which we determined not to be material:  Total variances of approximately $75,000 should have been recorded or disclosed for the period from January 1, 2002 through June 30, 2007.  Of this amount, $57,000 relates to the period from January 1, 2002 through December 31, 2005, which amounts should have been disclosed in a footnote as pro forma compensation expense.  The remaining $18,000 should have been recorded as expenses for the period from January 1, 2006 through June 30, 2007.

▪
Based on a review of our quarterly and year-end filings regarding equity transactions, except for the Shemesh and Tobian transaction requiring restatement as described in our Current Report on Form 8-K filed November 2, 2007, no material discrepancies came to Blackman’s attention that would lead Blackman to recommend the restatement of those filings.

▪	Our overall accounting for warrants generally has been appropriate since January 1, 2002.

Company Assessment.

Our management team and Audit Committee have completed the internal investigation and have reviewed Blackman’s report of its findings.  We agree with Blackman’s findings and our assessment of our internal investigation includes the following conclusions:

▪	We have the following control deficiencies that constitute material weaknesses in our internal control over financial reporting:

o
account reconciliations over equity transactions were not always properly and timely performed, and the reconciliations and their supporting documentation were not consistently reviewed for completeness, accuracy, and timely resolution of reconciling items; and

o	we did not design and maintain effective controls to ensure the completeness, accuracy, and timeliness of the recording and reporting of equity transactions.

▪
We must strengthen our policies and procedures with respect to financial reporting, equity transactions, related party transaction monitoring, spreadsheet controls, human resources and information technology.

▪	We must more closely monitor Section 16(a) reporting persons to encourage their compliance with reporting obligations and must more carefully disclose any known failures to so file.

▪	We must be more cognizant of the parameters of our stock option plan and either grant awards pursuant to the plan within the plan’s parameters, or purposefully outside the plan (if at all).

▪	We must refrain from issuing stock or granting warrants for which no prior listing with Amex has been obtained.

Remedial Actions.

Our management, under new leadership since August of this year, immediately recognized that we had control and process deficiencies and began taking remedial action even before the internal investigation was commenced.  We have been actively engaged in the planning for, and implementation of, remediation efforts to address the material weaknesses and other issues arising from our internal investigation. These remediation efforts, outlined below, are intended both to address the identified issues and enhance our overall financial control and disclosure environment.

  Our new leadership team is committed to achieving and maintaining a strong control environment, high ethical standards, and financial reporting integrity. This commitment is accompanied by a renewed management focus on decision-making and processes that are intended to achieve maximum shareholder value over the long-term.

We will continue our efforts to establish or modify specific processes and controls to provide reasonable assurance with respect to the accuracy and integrity of accounting entries and the appropriate documentation, review, and approval of those entries. These efforts include implementation and clarification of specific accounting and finance policies, and enhancing the development, communication, and monitoring of processes and controls to ensure that appropriate account reconciliations are performed, documented, and reviewed as part of standardized procedures.

Some of the specific remedial actions our new management team has completed or will pursue include the following:

▪	We have implemented equity control policies and will seek to strengthen those policies.

▪	We have appointed a new independent director to our board and plan to nominate additional independent directors this year.

▪	We have engaged new independent auditors (see Item 4.01 of this report).

▪
We have invested in the implementation of additional and enhanced information technology systems commensurate with the needs of our business and our financial reporting requirements and have engaged an independent firm to advise us in this regard.

▪	We have initiated a number of changes to our human resources policies and have engaged an independent firm to audit our human resources functions.

▪	We have engaged a separate accounting firm to help us prepare for compliance with our upcoming Sarbanes-Oxley Section 404 compliance requirements.

▪	We will apply (or reapply, as the case may be) with Amex to list the shares of common stock (and stock underlying warrants) issued by us without current Amex approval.

▪
We have treated stock option grants that do not meet the criteria for incentive stock options as nonqualified stock options, and will comply with the associated tax reporting requirements.  We intend to amend our 2004 tax return to properly record approximately $5 million of tax benefit from the exercise of nonqualified stock options in that year.  There is no journal entry required for financial statement purposes until the company takes advantage of this benefit by offsetting taxable income.

The Audit Committee has directed management to develop a detailed plan and timetable for the implementation of the foregoing remedial measures no later than December 17, 2007, with an expectation of achieving an earlier completion date. In addition, under the direction of the Audit Committee, management will continue to review and make necessary changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting.

We believe the measures described above will remediate the material weaknesses we have identified and strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and to diligently review our financial reporting controls and procedures. As we continue to evaluate and work to improve our internal control over financial reporting, we may determine to take additional measures to address control deficiencies or determine to modify, or in appropriate circumstances not to complete, certain of the remediation measures described above.

Risks of Non-Compliance.

We continue to be non-compliant with Amex’ continued listing standards and are subject to periodic review by Amex regarding our compliance plan and are required to provide Amex with periodic updates in connection with the compliance plan. Failure to make progress consistent with the compliance plan or to regain compliance with the continued listing standards by December 17, 2007 will likely result in Amex initiating delisting proceedings with respect to our common stock.

ABOUT Z TRIM®

Z Trim, www.ztrim.com, is a natural functional food ingredient made from the hulls of grain. Z Trim lowers calories from fats by up to 80% in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements. There can be no assurance that we will satisfactorily complete our compliance plan or maintain our listing on the Amex.  Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to material weaknesses in internal control over financial reporting, our history of operating losses, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

Contact:          Brian Chaiken
Voice:              847-549-6002
Email:              brianc@ztrim.com